Exhibit 99.1

Apple Reports Second Quarter Results

37.4 Million iPhones Sold; 19.5 Million iPads Sold

CUPERTINO, California—April 23, 2013—Apple® today announced financial results for its fiscal 2013 second quarter ended March 30, 2013. The Company posted quarterly revenue of $43.6 billion and quarterly net profit of $9.5 billion, or $10.09 per diluted share. These results compare to revenue of $39.2 billion and net profit of $11.6 billion, or $12.30 per diluted share, in the year-ago quarter. Gross margin was 37.5 percent compared to 47.4 percent in the year-ago quarter. International sales accounted for 66 percent of the quarter’s revenue.

The Company sold 37.4 million iPhones in the quarter, compared to 35.1 million in the year-ago quarter. Apple also sold 19.5 million iPads during the quarter, compared to 11.8 million in the year-ago quarter. The Company sold just under 4 million Macs, compared to 4 million in the year-ago quarter.

“We are pleased to report record March quarter revenue thanks to continued strong performance of iPhone and iPad,” said Tim Cook, Apple’s CEO. “Our teams are hard at work on some amazing new hardware, software and services, and we are very excited about the products in our pipeline.”

“Our cash generation remains very strong, with $12.5 billion in cash flow from operations during the quarter and an ending cash balance of $145 billion,” said Peter Oppenheimer, Apple’s CFO.

Apple is providing the following guidance for its fiscal 2013 third quarter:

•	revenue between $33.5 billion and $35.5 billion

•	gross margin between 36 percent and 37 percent

•	operating expenses between $3.85 billion and $3.95 billion

•	other income/(expense) of $300 million

•	tax rate of 26%

Apple will provide live streaming of its Q2 2013 financial results conference call beginning at 2:00 p.m. PDT on April 23, 2013 at www.apple.com/quicktime/qtv/earningsq213. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2012, its Form 10-Q for the quarter ended December 29, 2012, and its Form 10-Q for the quarter ended March 30, 2013 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2013 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012
Net sales	$43,603	$39,186	$98,115	$85,519
Cost of sales (1)	27,254	20,622	60,706	46,252

Gross margin	16,349	18,564	37,409	39,267

Operating expenses:
Research and development (1)	1,119	841	2,129	1,599
Selling, general and administrative (1)	2,672	2,339	5,512	4,944

Total operating expenses	3,791	3,180	7,641	6,543

Operating income	12,558	15,384	29,768	32,724
Other income/(expense), net	347	148	809	285

Income before provision for income taxes	12,905	15,532	30,577	33,009

Provision for income taxes	3,358	3,910	7,952	8,323

Net income	$9,547	$11,622	$22,625	$24,686

Earnings per share:
Basic	$10.16	$12.45	$24.09	$26.48
Diluted	$10.09	$12.30	$23.90	$26.17

Shares used in computing earnings per share:
Basic	939,629	933,582	939,273	932,265
Diluted	946,035	944,893	946,626	943,185

Cash dividends declared per common share	$2.65	$0	$5.30	$0

(1) Includes share-based compensation expense as follows:
Cost of sales	$87	$63	$172	$126
Research and development	$239	$168	$463	$328
Selling, general and administrative	$249	$193	$485	$390

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	March 30, 2013	September 29, 2012

ASSETS:

Current assets:
Cash and cash equivalents	$12,053	$10,746
Short-term marketable securities	27,084	18,383
Accounts receivable, less allowances of $99 and $98, respectively	7,084	10,930
Inventories	1,245	791
Deferred tax assets	3,242	2,583
Vendor non-trade receivables	6,252	7,762
Other current assets	6,377	6,458

Total current assets	63,337	57,653

Long-term marketable securities	105,550	92,122
Property, plant and equipment, net	15,026	15,452
Goodwill	1,400	1,135
Acquired intangible assets, net	4,136	4,224
Other assets	5,294	5,478

Total assets	$194,743	$176,064

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$14,912	$21,175
Accrued expenses	13,331	11,414
Deferred revenue	7,265	5,953

Total current liabilities	35,508	38,542

Deferred revenue – non-current	2,877	2,648
Other non-current liabilities	20,868	16,664

Total liabilities	59,253	57,854

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 940,094 and 939,208 shares issued and outstanding, respectively	17,954	16,422
Retained earnings	116,572	101,289
Accumulated other comprehensive income	964	499

Total shareholders’ equity	135,490	118,210

Total liabilities and shareholders’ equity	$194,743	$176,064

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended
	March 30, 2013	March 31, 2012
Cash and cash equivalents, beginning of the period	$10,746	$9,815

Operating activities:
Net income	22,625	24,686
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	3,280	1,461
Share-based compensation expense	1,120	844
Deferred income tax expense	1,957	2,915
Changes in operating assets and liabilities:
Accounts receivable, net	3,846	(1,663)
Inventories	(454)	(326)
Vendor non-trade receivables	1,510	(379)
Other current and non-current assets	1,269	(1,510)
Accounts payable	(4,422)	2,809
Deferred revenue	1,541	1,916
Other current and non-current liabilities	3,658	778

Cash generated by operating activities	35,930	31,531

Investing activities:
Purchases of marketable securities	(81,163)	(85,022)
Proceeds from maturities of marketable securities	9,243	7,702
Proceeds from sales of marketable securities	49,188	49,052
Payments made in connection with business acquisitions, net	(299)	(350)
Payments for acquisition of property, plant and equipment	(4,325)	(2,778)
Payments for acquisition of intangible assets	(429)	(160)
Other	(93)	(48)

Cash used in investing activities	(27,878)	(31,604)

Financing activities:
Proceeds from issuance of common stock	275	377
Excess tax benefits from equity awards	502	636
Dividends and dividend equivalent rights paid	(4,984)	0
Repurchase of common stock	(1,950)	0
Taxes paid related to net share settlement of equity awards	(588)	(634)

Cash (used in)/generated by financing activities	(6,745)	379

Increase in cash and cash equivalents	1,307	306

Cash and cash equivalents, end of the period	$12,053	$10,121

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$4,258	$4,835